Exhibit 10.2

EQUITY

IRADIMED CORPORATION
STOCK OPTION AGREEMENT

Introduction

This Stock Option Agreement (the “Agreement”) made and entered into as of the            day of         , 20     (hereinafter called “Effective Date”), between Iradimed Corporation, an Oklahoma corporation (hereinafter called the “Corporation”), and        (hereinafter called the “Optionee”), pursuant to the Incentive Stock Plan (hereinafter called the “Plan”) of the Corporation, which reserves for issuance to persons serving the Corporation and its subsidiaries as employees or consultants certain shares of the Corporation’s no par value Common Stock (hereinafter called the “Common Stock”). As used herein, the term “subsidiary” shall mean any present or future corporation which would be a “subsidiary corporation” of the corporation, as that term is defined in Sections 425(f) and (g) of the Internal Revenue Code of 1986 (the “Code”).

Background

The Corporation desires to carry out the purposes of the Plan by affording the Optionee, who is an employee of the Corporation, an opportunity to purchase shares of Common Stock by means of the grant of an incentive stock option, as hereinafter provided.

Agreement

Based upon the facts and premises contained in the above Recital and the mutual covenants below, the parties hereto have agreed and do hereby agree as follows:

1.                                      Grant of Option

The Corporation hereby grants to the Optionee the right and option (hereinafter called the “Option”) to purchase all or any part of an aggregate of                      shares of the Common Stock (such number being subject to adjustment as provided in Section 7 hereof and hereinafter called the “Option Shares”) on the terms and conditions herein set forth. The Option is intended to qualify as an “incentive stock option” within the meaning of Section 422A of the Code.

2.                                      Purchase Price

The purchase price of the Option Shares shall be $                 per share, which price has been determined by the Stock Option Committee (hereinafter called the “Committee”) appointed by the Board of Directors to be not less than the fair market value of said shares as of this date.

3.                                      Terms of Option

The Option shall terminate upon the date ten (10) years subsequent to the Effective Date, subject to earlier termination as provided in Sections 5, 6, and 7 hereof, or when all of the Option Shares have been acquired. Subject to the provisions of Section 8, the Option is exercisable as follows:

a.                                      Prior to the date one year subsequent to              (the “Vesting Start Date”), the Option shall not be exercisable;

b.                                      On or after the date one year subsequent to the Vesting Start Date, the Option shall become exercisable as to twenty-five percent (25%) of the total number of Option Shares;

c.                                       On or after the date two years subsequent to the Vesting Start Date, the Option shall become exercisable as to an additional twenty-five percent (25%) of the total number of Option Shares;

d.                                      On or after the date three years subsequent to the Vesting Start Date, the Option shall become exercisable as to an additional twenty-five percent (25%) of the total number of Option Shares;

e.                                       On or after the date four years subsequent to the Vesting Start Date, the Option shall be exercisable as to all of the Option Shares at any time, but not later than ten (10) years from the Effective Date.

The Option may be exercised as to any or all of the available Option Shares; provided, however, that if the Option is exercised for less than all of the available Option Shares, at any time prior to the occurrence of a “Qualifying IPO” as defined in Section 10 below, it cannot be exercised for less than twenty-five percent (25%) of the Option Shares. The purchase price of the shares as to which the Option shall be exercised shall be paid in full at time of exercise in cash, by check, or in certain circumstances as provided in Section 8 below, with outstanding stock of the Corporation. If outstanding stock is used as payment and such stock was acquired upon prior exercise of an option granted under the Plan, then such stock must have been held by the Optionee for at least one year subsequent to such prior exercise and two years subsequent to the grant of the prior exercised option. Except as provided in Sections 5 and 6 hereof, the Option may not be exercised at any time unless the Optionee is then in the service of the Corporation or a subsidiary and shall have been continuously employed by the Corporation or by a subsidiary since the Effective Date. The holder of the Option shall not have any of the rights of a shareholder with respect to the Option Shares as to which there has been no exercise of the Option.

In addition, the Committee and/or the Board may not shorten the term of any individual outstanding option so that such option terminates early. The Committee and/or the Board may not so shorten the term of any individual outstanding option(s)

4.                                      Nontransferability

The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

5.                                      Termination of Employment

In the event that the Optionee’s employment with the Corporation and its subsidiaries is terminated for any reason, with or without cause, and whether at the initiative of the Optionee or the Corporation, the Option may be exercised by the Optionee, to the extent that the Optionee shall have been entitled to do so at the date of such termination, at any time within ninety (90) days after such termination, but not after ten (10) years from the Effective Date, at the end of which time the Option shall terminate. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Corporation or any of its subsidiaries or interfere in any way with the right of the Corporation or any such subsidiary to terminate the Optionee’s employment at any time.

6.                                      Death or Disability of Optionee

If prior to ten (10) years from the Effective Date the Optionee shall die or become disabled (as defined in Code Section 22(e) (3)) while employed by the Corporation or one or more of its subsidiaries or within ninety (90) days after the termination of such employment, the Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of the Optionee’s death or disability) by the Optionee (or by the Optionee’s personal representatives, heirs, or legatees) at any time within one (1) year after his death or disability, but not after ten (10) years from the Effective Date, at the expiration of which time the Option shall terminate.

If prior to ten (10) years from the Effective Date the Optionee shall become disabled (as defined in the Americans with Disabilities Act, but not as defined in Code Section 22(e) (3)) while in the service of the Corporation or one or more of its subsidiaries or within ninety (90) days after the termination of such service, the Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of the Optionee’s disability) by the Optionee (or by the Optionee’s personal representatives, heirs, or legatees) at any time within one (1) year after his disability, but not after ten (10) years from the Effective Date, at the expiration of which time the Option shall terminate. The fact that the company permits the Optionee to exercise the option subsequent to ninety (90) days after the termination of such employment shall not give rise to any implication (or be admissible as evidence in any proceeding as an admission or evidence) that the Optionee was disabled as defined by state law or the Americans with Disabilities Act, that the Optionee was unable to perform the Optionee’s job functions, that the Optionee’s employment was terminated because the Optionee could not perform the Optionee’s job functions, or that the Company has not made reasonable efforts to accommodate any disability which Optionee may have had. If the Optionee and the Company can not agree as to whether the Optionee is disabled, they shall both appear before the Committee which shall make such determination which shall be final, binding, and conclusive on the Optionee and the Company. Optionee understands that if Optionee is disabled but not as defined in Code Section 22 (e) (3), then ninety (90) days after termination of employment any incentive stock option converts to a non-statutory stock option and upon any exercise of the Option thereafter Federal (and possibly state) income tax will be due and on any difference between the then fair market value of the option shares and their exercise price.

7.                                      Adjustments Upon Changes in Capital Structure

a.                                      Stock Splits and Like Events.

If a stock dividend, stock split or reverse stock split, reclassification, or recapitalization were to occur, then the aggregate number and/or class of shares subject to this Option and the exercise price prior to such occurrence shall be appropriately adjusted by the Committee in accordance with the terms of the Plan, and such adjustment shall be conclusive. Notwithstanding the foregoing, such adjustment shall have the result that if the Optionee was to exercise a portion of the Option subsequent to such occurrence, then Optionee would pay the same aggregate exercise price to exercise such portion of the Option and would then hold the same class and aggregate number of shares as if the Optionee would have exercised such portion of the Option immediately prior to such occurrence.

b.                                      Recapitalizations; Assumption of Options.

The effect of the following “Events” upon the Option are described below:

(i)                                     a merger or consolidation in which the Corporation is the surviving corporation if Corporation shareholders as a result of the merger or consolidation receive stock of another corporation and/or property in exchange for their Corporation shares or any merger or consolidation in which the Corporation is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation of the Corporation in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Corporation and the options granted under this Plan are assumed by the successor corporation, which assumption shall be binding on all optionees);

(ii)                                  a dissolution or liquidation of the Corporation;

(iii)                               the sale of substantially all of the assets of the Corporation; or

(iv)                              any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the shareholders of the Corporation give up all of their equity interest in the Corporation (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Corporation).

Upon the occurrence of an Event, the Board of Directors shall at its complete discretion make arrangements (the “Arrangements”) which shall be binding upon the Optionee as to any portion of the Option, for the substitution of new options for such portion or for the assumption of such portion by any successor to the Corporation or its affiliate, for the acceleration of the expiration date of such portion to a date not earlier than thirty (30) days after notice to the Optionee, or for the cancellation of such portion in exchange for payment by any successor to the Corporation or its affiliate of deferred compensation to the Optionee. Such deferred compensation may, but need not, be in an amount equal to the difference between the fair market value of the Option Shares subject to such unexpired portion and the aggregate exercise price of the Option Shares under the terms of such unexpired portion on the date of the Event, and may, but need not, be paid in installments which correspond with the vesting schedule of the Option. Any such substitution or assumption of any portion of the Option need not comply with Section 425(a) of the Code nor in the event of the acceleration of the expiration date of any portion of the Option need the exercisability of such portion be accelerated.

8.                                      Method of Exercising Option; Investment Representation

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Corporation at its main office. Such notice shall be in a form reasonably satisfactory to the Corporation and shall state the election to exercise the Option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising the Option. Optionee understands that if the Option is disqualified as an incentive option the Corporation may withhold applicable taxes, if any, upon exercise and/or subsequent sale of the Option and the Optionee may be required to pay said withholding as a condition to the exercise of the Option or the delivery of the Option Shares. The written notice to the Corporation shall be accompanied by payment of the full purchase price of such shares, and any withholding if required by the Corporation, in cash, by check, or if subsequent to the occurrence of a Qualifying IPO as defined in Section 10(a) below, with outstanding stock of the Corporation or by reduction of the number of shares to be issued upon exercise of the option. If the Corporation accepts shares of its outstanding stock or reduces the number of shares to be issued upon exercise as payment for the exercise price and any withholding, the shares of the Company’s stock transferred to the Company and/or retained by the Company in such payment shall be valued at their fair market value in accordance with the valuation methods described in Section 20.2031-2 of the Treasury Regulations for the purposes of such transaction. In general, such valuation methods are based on the price per share as reported by the market upon which the stock trades as of the close of trading on the date of the transaction. The Corporation shall deliver a certificate or certificates representing the shares to be received by Optionee pursuant to the exercise of the Option as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the Optionee and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised pursuant to Section 6 hereof after the death of the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

Unless the Option Shares are neither offered nor sold in Oklahoma or Florida, as defined in the Oklahoma and Florida code sections, respectively, the options, and the shares purchasable upon the exercise of options, granted under the Plan are exempt from qualification under the Oklahoma corporate securities law by Section [ ] and by the Florida corporate securities law by Section [ ], and are exempt under the securities laws of certain but not all states. The Option shall not be exercisable unless the Option Shares have been qualified and/or registered under the securities laws of the state in which Optionee resides or are exempt therefrom. (The Corporation may, if permitted by such laws, permit the exercise of the Option but postpone delivery of the Option Shares and/or payment of the purchase price thereof or may set up an escrow pending such qualification and/or registration.) The qualification and/or registration can typically, but not always, be effected within thirty (30) days; therefore, the Optionee is advised to periodically check with the Corporation to verify the procedure the Corporation needs to follow in order to qualify and/or register the Option Shares in the state in which Optionee resides and to give the Corporation at least thirty (30) days prior written notice of Optionee’s intent to exercise the Option. Upon Optionee’s agreement to exercise the Option, the Corporation hereby agrees to use its best efforts to promptly register and/or qualify the Option Shares so that the Option may be exercisable but the Corporation shall have no liability to Optionee if despite such efforts such registration and/or qualification is not obtained as promptly as desired by Optionee. The certificates for the shares shall be subject to any legend condition imposed by the securities law of the state in which Optionee resides.

The shares purchasable upon the exercise of options granted under the Plan have not been registered under the Federal Securities Act of 1933, as amended (the “Act”). Therefore, unless the Option Shares are so registered prior to Optionee acquiring them by exercising the Option, the Option Shares shall be subject to the following restrictions and all certificates representing the Option Shares shall bear a conspicuous legend containing said restrictions:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) IN RELIANCE IN PART ON THE EXEMPTION PROVIDED BY RULE 701, OR QUALIFIED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED (THE “LAW”) IN RELIANCE ON THE EXEMPTION PROVIDED BY SECTION 25102(0), OR REGISTERED UNDER THE SECURITIES STATUTES OF ANY STATE OTHER THAN CALIFORNIA (THE “STATUTES”). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND CONSTITUTE RESTRICTED SECURITIES FOR PURPOSES OF RULE 144. NEITHER SAID SHARES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, SOLD OR OFFERED FOR SALE (1) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR A “NO-ACTION” LETTER OF THE SECURITIES AND EXCHANGE COMMISSION AS TO SAID TRANSFER, SALE OR OFFER AND (2) IN THE ABSENCE OF QUALIFICATION OR REGISTRATION UNDER THE LAW AND STATUTES, WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND/OR QUALIFICATION IS NOT REQUIRED AS TO SAID TRANSFER, SALE OR OFFER AS A RESULT OF COMPLIANCE WITH RULE 144 OR OTHERWISE.

Until registration of the Option Shares under the Act, the notice of exercise shall require the Optionee to represent that the Optionee is acquiring the Option Shares for the Optionee’s own account, for investment, and not for purposes of resale or distribution and each subsequent purchaser shall be required to so represent until such registration. The Corporation may prohibit any sale or transfer of any interest in the Option Shares by a person so representing for one year (or such longer time as the Corporation reasonably deems appropriate) if such person does not convince the Corporation that such sale or transfer was due to changed circumstances from when such person made such representation and that such representation was therefore truthfully made.

9.                                      Disposition of Shares

Without limiting the restriction in Sections 10 and 11, the Optionee agrees to notify the Corporation in writing of any sale or transfer of any Option Shares which takes place either within two years from the Effective Date or within one year from the transfer of Option Shares to the Optionee pursuant to exercise of the Option. Such notice shall set forth the price and terms of any such sale or transfer. If the Corporation, in good faith, believes it is required to withhold taxes, social security, or other amounts as a result of such disqualifying disposition, the Optionee shall upon request promptly pay to the Corporation the amount so required to be withheld and the Corporation may refuse to effect any transfer of the Option Shares on its books and records until Optionee has made such payment. The Corporation may accept payment in cash, by check, or if the disposition is subsequent to a “Qualifying IPO” as defined in Section 10 below, with shares of the outstanding stock of the Corporation which shall be valued at their fair market value as provided in Section 8 above for the purposes of such transaction.

10.                               Right of First Refusal

a.                                      Initiation of Right of First Refusal.

Until a public offering of the Corporation’s Common Stock has occurred with proceeds to the Corporation of at least Twenty Million Dollars ($20,000,000) (a “Qualifying IPO”), the Optionee (which for purposes of this Section 10 shall include the Optionee’s heirs, executors, administrators and transferees, and shall be referred to as the “Shareholder”) shall not sell pledge, assign, or otherwise transfer any of the Shareholder’s interest in any of the Option Shares acquired upon exercise of the Option without first offering to the Corporation or its designees (which may include some or all of the shareholders of the Corporation) the right and option to purchase said shares as provided hereinafter in this Section 10 and in conformity with Article 9 of the Corporation’s Bylaws (the “Right of First Refusal”). Notwithstanding the above, the Optionee may sell or transfer any interest in any of said Option Shares to the Optionee’s spouse or children, or to a trustee or custodian for the benefit of the Optionee or Optionee’s spouse or children (collectively, “Permitted Transferees”) without first offering said Option Shares to the Corporation or its designees, provided such buyer or transferee agrees in writing to be bound by the restrictions set forth in this Section 10 and Section 8 of this Agreement, by the Repurchase Option specified in Section 11 and by the Market Stand-Off specified in Section 13 of this Agreement.

In the event of a pledge or other hypothecation of the Option Shares, or the granting of any option or other right to purchase the Option Shares, then the Right of First Refusal shall come into existence at the time of any sale or transfer of ownership of the Option Shares pursuant to the foreclosure under such pledge or hypothecation or exercise of such option or right, as the case may be; provided, however, that Optionee may not pledge or hypothecate the

Option Shares or grant an option or right to purchase the Option Shares unless the pledge holder or option or right holder, as the case may be, agrees in writing at the time of the pledge or grant of the option or right to be bound by the Right of First Refusal as contained in this Section 10 and to cause any proposed assignee or transferee of such pledge or right or option to execute and deliver to the Corporation a similar writing prior to such assignment or transfer.

b.                                      Mechanics.

Any Shareholder desiring to sell any or all of the Option Shares during such time period shall give written notice to the Corporation of the Shareholder’s bona fide intention to sell the Option Shares pursuant to a bona fide written offer of a third parry other than the Corporation (the “Proposed Purchaser”). The notice shall include a photocopy of such written offer which shall specify the identity of the Proposed Purchaser, the number of such Option Shares proposed to be sold (hereinafter the “Offered Shares”), and the price and payment terms of the proposed offer to buy the Offered Shares. The payment terms of the Proposed Purchaser to the Shareholder (and of the Shareholder to the Corporation) must be cash, cash equivalent (a certificate of deposit, shares of stock in a publicly traded Corporation, and the like), or a promissory note of the Proposed Purchaser payable on date(s) specified by passage of time. The Corporation or its designees shall have the right and option to purchase any or all of the Offered Shares, at the price and on the payment terms specified in the Shareholder’s notice, for a period of sixty (60) days from receipt of said notice from the Shareholder. That is, such notice by the Shareholder constitutes an irrevocable offer by the Shareholder to sell all of the Offered Shares to the Corporation or its designees at the price and payment terms specified in such notice for sixty (60) days from the Corporation’s receipt of such notice.

The Corporation shall exercise its option by giving written notice (the “Original Notice”) to the Shareholder stating that the number of Offered Shares as to which it is exercising its option. The Shareholder shall deliver certificates representing the number of Offered Shares purchased by the Corporation or its designees against payment for the account of the Shareholder of the purchase price in compliance with the terms of the bona fide offer within thirty (30) days of the option exercise notice.

In the event both the Corporation and its designees fail to exercise their option as provided in this Section as to all of the Offered Shares, the remaining Offered Shares may be sold by the Shareholder to the Proposed Purchaser within a period of sixty (60) days following the end of the Corporation’s sixty (60)-day option period specified above, provided that (1) such sale is made at a price and on terms no more favorable to the Proposed Purchaser than those made available to the Corporation and its designees under this section, (2) the Proposed Purchaser delivers a written undertaking to the Corporation to be bound by the restrictions on the Option Shares set forth in this Section 10 and Section 8 of this Agreement and the Market Stand-Off specified in Section 13 of this Agreement, and (3) the Corporation receives a statement from the Optionee and Proposed Purchaser detailing the circumstances surrounding the propose transfer such that in the opinion of counsel to the Corporation the sale to the Proposed Purchaser complies with applicable federal and state corporate securities laws. If the statement is inadequate for such counsel to so conclude, the Optionee and Proposed Purchaser shall provide such additional information as such counsel shall reasonably request. If such counsel is then unable to so conclude, then the transfer shall be prohibited and shall not occur.

Upon receipt of a writing from Shareholder and Proposed Purchaser that the foregoing conditions have been satisfied and the purchase price paid to the Shareholder by the Proposed Purchasers, the Corporation shall transfer the ownership of record to the Proposed Purchaser (and reissue the certificate).

If within this sixty (60)-day period the Shareholder does not enter into an agreement for such a sale of the remaining Offered Shares to the Proposed Purchaser which is consummated within thirty (30) days of the execution thereof, the Right of First Refusal shall be revived as to such Offered Shares which shall not be sold or transferred unless the Shareholder first offers the Corporation the right and option to repurchase all such Offered Shares in accordance with this Section.

Any transfer or purported transfer of the Option Shares or any interest therein shall be null and void unless the terms and conditions of this Section 10 are strictly observed and followed, or such terms and conditions are waived by the Corporation’s Board of Directors.

11.                               Repurchase Option.

In the event that the Optionee’s employment with the Corporation and its subsidiaries is terminated for any reason, with or without cause, and whether at the initiative of the Optionee or the Corporation, or by death, disability, retirement or otherwise, the Corporation or its designees (which may include some or all of the shareholders of the Corporation) shall have the option to purchase all Option Shares held by the Optionee at the date of such termination and acquired thereafter pursuant to Section 5 (the “Repurchase Option”). The Repurchase Option is exercisable by the payment not later than one hundred twenty (120) days after such termination of the following amount:

The greater of :

(x) the cumulative monthly profit or loss of the Corporation, calculated in accordance with generally the Corporation’s customary accounting principles as consistently applied by the Corporation, beginning with the last month ended prior to the Effective Date and ending with the last month prior to such termination date, divided by the total number of shares of the Corporation’s Common Stock which, as of the date of repurchase, are then outstanding, are issuable upon exercise of any then exercisable options or warrants including options granted under the Corporation’s Incentive Stock Plan, and are issuable upon conversion of any then convertible securities, including, without limitation, the Corporation’s Series A Preferred Stock; and,

(y) the net worth of the Corporation (total assets minus total liabilities), calculated in accordance with the Corporation’s customary accounting principles as consistently applied by the Corporation as of the end of the last month prior to such termination date, divided by the total number of shares of the Corporation’s Common Stock which, as of the date of repurchase are then outstanding, are issuable upon exercise of any then exercisable options or warrants including options granted under the Corporation’s Incentive Stock Plan, and are issuable upon conversion of any then convertible securities, including, without limitation, the Corporation’s Series A Preferred Stock.

In addition to the other legends described in this Agreement, all certificates representing the Option Shares shall bear the following legend:

THESE SHARES ARE ALSO SUBJECT TO CERTAIN TRANSFER RESTRICTIONS, INCLUDING A RIGHT OF FIRST REFUSAL, AND ARE SUBJECT TO A REPURCHASE OPTION, ALL AS SET FORTH IN AN INCENTIVE STOCK OPTION AGREEMENT DATED February 22, 2005 ON FILE WITH THE SECRETARY.

12.                               Escrow.

Any share certificates issued upon the exercise of Option Shares shall be deposited with an escrow holder designated by the Corporation (the “Escrow Holder”), together with a stock power executed in blank as security for the Right of First Refusal and the Repurchase Option. Accordingly, said shares shall not be sold, pledged, or otherwise transferred so long as they remain subject to either or both of the Right of First Refusal and the Repurchase Option except as provided in Section 10 and Section 11, respectively, and any transfer or purported transfer in violation thereof shall be null and void, except that Optionee may transfer the Option Shares to a Permitted Transferee, provided the Permitted Transferees agrees in writing to be bound by the Right of First Refusal, the Repurchase Option, the Market Stand Off, and all other restrictions against transfer of the Option Shares as set forth in this Agreement.

The Corporation, by written resolution adopted by its board of directors, may terminate the escrow and direct the Escrow Holder to deliver the certificate(s) representing the Option Shares to Optionee and/or Permitted Transferees, as appropriate, provided, however, that the Escrow Holder shall not be required to deliver such certificate(s) unless, at its discretion, it has received satisfactory releases, indemnity, and security against claims. Shares so delivered free of escrow shall nevertheless remain subject to the Repurchase Option, the Right of First Refusal, the Market Stand Off, and all other restrictions against transfer of the Option Shares as set forth in this Agreement.

The Escrow Holder may resign at any time, provided that (i) its duties are undertaken by a successor escrow holder, or (ii) the certificate(s) representing the Option Shares are deposited with any court of competent jurisdiction. Any bank doing business in California is deemed to be such a suitable successor, in which case there shall be applied such additional terms of escrow as such successor escrow holder may at its discretion require as a condition to its assuming the duties of escrow holder and the original escrow holder is authorized to execute as agent for each party an escrow agreement or instructions containing such additional terms.

The Escrow Holder shall in no event be liable for damages to any party resulting from the exercise of its duties hereunder, or for any other reason, except gross negligence or willful misconduct. The Corporation shall pay all fees and expenses of the Escrow Holder and shall hold the Escrow Holder harmless against all claims arising out of its performance as escrow holder hereunder except to the extent that a court of competent jurisdiction has made a final determination that they arose from the gross negligence or willful misconduct of the Escrow Holder.

Optionee and/or Permitted Transferees shall have full voting rights and shall be entitled to dividends, if any, with respect to the escrowed shares.

13.                               Market Stand-Off

In conformity with Article 10 of the Corporation’s Bylaws, the Optionee shall not, to the extent requested by the Corporation, sell or otherwise transfer or dispose of any Option Shares during a period of up to six (6) months following the effective date of a registration statement of the Corporation filed under the Act; provided however, that such prohibition shall only be applicable to the Corporation’s initial registration statement (the “First Registration Statement”) and registration statements filed within three (3) years after the effective date of the First Registration Statement and if all officers and directors of the Corporation are similarly prohibited. In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the Option Shares until the end of such six-month period and place an appropriate legend on any share certificate representing the Option Shares.

14.                               Notices

Any notice required to be given pursuant to this Agreement shall be deemed effectively given: (i) upon personal delivery, or delivery by Fed Ex or other national overnight service, or delivery by fax or e-mail, to the President of the Corporation, or to the Optionee; or (ii) three (3) days after it is deposited in the U.S. mail, by registered or certified mail, postage prepaid, addressed to the President of the Corporation at the Corporation’s principal executive office, or to the Optionee addressed to his/her address appearing on the records of the Corporation. Either party may designate another address for purposes of receiving notice under this Section by giving written notice to the other party thereof in accordance with, and referring specifically to, this Section 14.

15.                               Delivery of Plan

Optionee acknowledges that Optionee has received from the Corporation a copy of the Plan pursuant to which this Agreement is made and entered into.

16.                               Tax Advice

Optionee represents that he/she has not relied upon any tax advice from the Corporation or its counsel with respect to this Agreement.

17.                               Confidentiality and Financial Information

a.                                      Confidentiality

The Corporation has a general policy of maintaining the confidentiality of certain Corporation records as described in Article 8 of the Corporation’s Bylaws. The Option Shares shall be subject to such Article 8 and all certificates representing the Option Shares shall bear the following legend:

THE HOLDER OF RECORD OF THESE SHARES, AND SUCH HOLDER’S AGENTS AND ATTORNEYS, MAY BE REQUIRED TO EXECUTE NONDISCLOSURE STATEMENTS PRIOR TO BEING PERMITTED TO INSPECT CERTAIN RECORDS OF THE CORPORATION.

b.                                      Financial Information.

Whenever the Corporation provides financial statements, whether audited or unaudited, to all of its shareholders as a group, the Corporation shall concurrently provide the Optionee with a copy of such financial statements. Notwithstanding the foregoing, the Corporation shall upon request provide the Optionee at the end of its fiscal year with a copy of its financial statements, either audited or unaudited, for such fiscal year, within ninety (90) days after the end of such fiscal year, if Optionee is then an optionee of the Corporation.

Optionee acknowledges that such financial statements are confidential information of the Corporation and are being provided solely in order to assist Optionee in the decision of whether and when to exercise the Option. Notwithstanding Article 8 of the Bylaws, Optionee agrees (1) to maintain the confidentiality of all such financial statements and not to disclose the contents of such financial statements to any third party without the prior written consent of an officer of the Corporation and (2) not to use such financial statements for any other purpose.

18.                               Payment of Taxes

To the extent the Corporation requires taxes to be paid to the Corporation concurrently with the exercise of an Option and/or with a subsequent disposition of the Option Shares as a condition to the exercise of the Option or delivery of the Option Shares, if such exercise or disposition is subsequent to a Qualifying IPO, the Corporation may permit Optionee to pay some or all of the taxes by tendering to the Corporation outstanding shares of the Corporation’s stock held by Optionee, or by reducing the number of shares to be issued upon exercise of the Option. The shares tendered to or retained by the Corporation as payment of taxes shall be valued at their fair market value, as provided in Section 8 above, for the purposes of such transaction.

19.                               Entire Agreement

This Agreement, which is governed by California law, constitutes the entire agreement between the Corporation and Optionee relating to the Option, superseding all prior understandings and agreements, whether written or oral. If this Agreement concerns Optionee’s initial option under the Plan, then this Agreement specifically supersedes any prior agreements or understandings, whether written or oral, concerning Corporation equity, including without limitation, those contained in any offer letter.